Exhibit 10.1

Supply Contract

(English Translation)

Seller: ZhengZhou Duesail Fracture Proppant Co. Ltd (the "Seller")

Contract No: 4500103881

The Buyer: PetroChina Company Limited, Shengli Oil Field (the "The Buyer")

Place: Donying City, Shandong

Date: May 19, 2008

1. Name of the products, specifications, unit, quantity, price, and total value:

No.	ITEM	Unit	Quantity	Unit price	Total value
1	Fracture proppants 0.85mm	tons	3500	2735	9,572,500
2	fracture proppants 0.425mm		2000	2735	5,500,000
	Sales tax				17%
Total value				15,072,500
Total Value include tax				17,634,825

Delivery date: December 31, 2008

2. Quality standard:

Based on Industrial standard, SY/T5108-2006.

3. Quality and delivery obligation:

(1) The Seller shall provide 12-month quality guarantee upon normal operation

(2)The Seller shall provide quality inspection report and quality guarantee certificate to the Buyer.

4. Packing standard, packing supply and recycle:

The Seller shall provide the packing with water-proof, stain-proof, and shock-proof suitable and durable for cargo shipping or long-distance highway transportation delivery.

5. Spare parts, fittings quantity and supply:  None.

6. Reasonable wear and tear, and calculations:  None.

7. Delivery risk and obligation

(1) All the risks of materials will be transferred to the Buyer upon delivery. The Seller will bear the risks before delivery.

(2) They party causing the delay shall bear all the risks during the delay period.

8. Delivery Location:

The Seller shall deliver the materials to the location designated by the Buyer.

9. Transportation method and expenses:

All items shall be delivered by road transportation and the transportation fee have been included in the total value of this contract.

10. Inspection:

The Buyer shall complete inspection within 72 hours upon the delivery.

11. Installation and Test:  None

12. Settlement Method and Term:

The Buyer shall pay off all the amounts within 180 days upon delivery and inspection.

13. Guarantee:  None.

14. Force Majeure:

(1) Force majeure herein means but not limited to natural disasters (earthquakes, hurricanes, and floods), wars, riots or other major upheaval which is not avoidable by reasonable control by impacted party.

(2) Neither party shall be liable in damages or have the right to terminate this Agreement for any delay or default in performing hereunder if such delay or default is caused by conditions beyond its control including.

(3) The impacted party shall notify another party when force majeure occurs and ends. The impacted party shall send out all the related documents to prove the occurrence force majeure

(4) The impacted party shall re-negotiate the terms when the delays are expected to exceed 30 days due to the force majeure.

15. Changes and termination of contract:

(1) Both parties can reach consensus to alter or terminate the terms of this contract by written notice.

(2) Either party can alter or terminate the contract when the situation occurs as follows:

(a) when the contract can not be executed due to force majeure;

(b) when the contract to be transferred to third party without mutual agreement;

(c) when either party claims or demonstrates the default of payment before the contract is matured.

(d) when the delayed payment cannot be settled within reasonable period;

(e) when violation or payment default occurs.

(f) when other legal matters occur.

(3) Both parties shall notify mutual obligation in order to terminate the contract.

16. Default and Penalty:

(1)The Seller shall pay penalty 0.5 of total delivery amount per day for the delays of delivery. The Buyer shall be legible for terminating the contract if the delay exceed 30 days, in addition to the penalty fee and all the damages compensation caused by the delay.

(2)The Seller shall be responsible for all the costs to satisfy all the quality standards upon delivery. The Buyer is legible for asking the compensation due to the quality default caused by the Seller.

(3)The Buyer is legible for refusing the delivery or asking to terminate the contract if the quality default occurs and the Seller shall bears all the damages due to this quality default. During the quality guarantee period, the Seller shall bear all the costs for exchange of repairs due to the quality default.

(4)The Buyer shall pay 0.3% penalty per day for the delays of payment, the maximum will not exceed 1% of total amounts of each payment.

(5)The violated party shall bear all the damages for the defaults. Each party shall be responsible for the loss caused by their own default.

17. Dispute settlement:

The case shall file to the jurisdiction of the Dongying People's Court.

18. Others:

(1) This contract will be effective upon the date of execution by both parties.

(2)The contract can be supplemented or amended through mutual re-negotiation.

(3)The supplemental agreements shall be considered as part of this contract with the same legal validity. This contract will precede if any discrepancy occurs between supplements and this contract.

(4) Both parties shall keep confidential for all the details (including technique, business and correspondences between both parties) of this contract, without prior approval from the other party, any party shall not transfer or disclose any content of this contract to the third party in any manner.

(5) The contract will be duplicated four copies, which the Buyer holds two copies and the Seller holds two copies.

The Seller	The Buyer
Company: ZhengZhou Duesail Fracture Proppant Co. Ltd	Company: PetroChina Company Limited
Address: No. 88 GengSheng Road, Gongyi, Henan, china	Address: No. 377 Xisi Road Road, Dongying, Shandong, China
Legal representative: /s/ Fei, Yinlin	Legal representative: /s/ Mao, Dong
TEL:371-64059858	TEL: 546-855-2472
Bank: Industrial & Commercial Bank, Gongyi Branch	Bank: Industrial Bank, Dongying Branch
Account NO.:170202310920015828	Account NO.: 1615002109022108136